As filed with the Securities and Exchange Commission on March 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Milestone Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Québec	Not applicable
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

1111 Dr. Frederik-Philips Boulevard, Suite 420
Montréal, Québec CA	H4M 2X6
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

2019 Employee Share Purchase Plan

(Full titles of the plans)

Joseph Oliveto

Chief Executive Officer

Milestone Pharmaceuticals USA Inc.

6000 Fairview Road, Suite 1200

Charlotte, NC 28210-2252

(514) 336-0444

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Ryan S. Sansom

Marc Recht

Divakar Gupta

Cooley LLP

500 Boylston Street, 14th Floor

Boston, MA 02116

(617) 937-2300

       Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2019 Equity Incentive Plan (Common shares, no par value per share)	980,229 shares(2)	$18.38(4)	$18,016,609.02(4)	$2,338.56
2019 Employee Share Purchase Plan (Common shares, no par value per share)	245,057 shares(3)	$18.38 (4)	$4,504,147.66(4)	$584.64
TOTAL		—	$22,520,756.68	$2,923.20

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares that become issuable under the above-named plans by reason of any share dividend, share split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of Milestone Pharmaceuticals Inc.’s (the “Registrant”) outstanding common shares, no par value per share (the “Common Shares”).

(2)	Represents Common Shares that were automatically added to the shares authorized for issuance under the Milestone Pharmaceuticals Inc. 2019 Equity Incentive Plan (the “2019 Plan”) on January 1, 2020 pursuant to an “evergreen” provision contained in the 2019 Plan.

(3)	Represents Common Shares that were automatically added to the shares authorized for issuance under the Milestone Pharmaceuticals Inc. 2019 Employee Share Purchase Plan (the “2019 ESPP”) on January 1, 2020 pursuant to an “evergreen” provision contained in the 2019 ESPP.

(4)	Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based upon the price of $18.38 per share, which was the average of the high and low prices of one of the Registrant’s Common Shares as reported on the Nasdaq Global Select Market on March 3, 2020 (rounded up to the nearest cent).

INCORPORATION BY REFERENCE OF CONTENTS

OF REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed by Milestone Pharmaceuticals Inc. (the “Registrant”) for the purpose of registering (i) an additional 980,229 common shares issuable pursuant to the Milestone Pharmaceuticals Inc. 2019 Equity Incentive Plan (the “2019 EIP”) and (i) an additional 245,057 common shares issuable pursuant to the Milestone Pharmaceuticals Inc. 2019 Employee Share Purchase Plan (the “2019 ESPP”). These additional common shares are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plans is effective. The Registrant previously registered common shares for issuance under the 2019 EIP and 2019 ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2019 (File No. 333-231347). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Exhibit Description

4.1	Amended Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38899), filed with the SEC on May 15, 2019).
4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38899), filed with the SEC on May 15, 2019).
4.3	Form of Common Share Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S 1 (File No. 333-230846), filed with the SEC on April 29, 2019).
4.4	2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-231347), filed with the SEC on May 9, 2019)
4.5	Form of U.S. Stock Option Grant Notice and Stock Option Agreement under the 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230846), filed with the SEC on April 29, 2019).
4.6	Form of U.S. Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230846), filed with the SEC on April 29, 2019).
4.7	Form of Canadian Stock Option Grant Notice and Option Agreement under the 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230846), filed with the SEC on April 29, 2019).
4.8	Form of Canadian Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.7 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230846), filed with the SEC on April 29, 2019).
4.9	2019 Employee Share Purchase Plan (incorporated herein by reference to Exhibit 4.13 to the Registrant’s Registration Statement on Form S-8 (File No. 333-231347), filed with the SEC on May 9, 2019).
5.1	Opinion of Osler, Hoskin & Harcourt LLP.
23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Osler, Hoskin & Harcourt LLP. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montréal, Province of Québec, Canada on March 6, 2020.

Milestone Pharmaceuticals Inc.

By:	/s/ Joseph Oliveto
Joseph Oliveto
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Oliveto and Amit Hasija, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Oliveto Joseph Oliveto	President, Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2020

/s/ Amit Hasija Amit Hasija	Chief Financial Officer (Principal Financial and Accounting Officer)	March 6, 2020

/s/ Paul Edick Paul Edick	Director	March 6, 2020

/s/ Debra K. Liebert Debra K. Liebert	Director	March 6, 2020

/s/ Richard Pasternak
Richard Pasternak, M.D.	Director	March 6, 2020
/s/ Michael Tomsicek Michael Tomsicek	Director	March 6, 2020

/s/ Paul Truex Paul Truex	Director	March 6, 2020

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Milestone Pharmaceuticals Inc. has signed this registration statement or amendment thereto on the 6th day of March, 2020.

MILESTONE PHARMACEUTICALS USA, INC.

By:	/s/ Joseph Oliveto
Joseph Oliveto
President and Chief Executive Officer